UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2022
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40896	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 12, 2022, InvenTrust Properties Corp. (the “Company”) announced that the Company’s board of directors (the “Board”) has appointed Smita Shah as a director of the Board, effective immediately.

Ms. Shah currently serves as President and CEO of SPAAN Tech, Inc., a Chicago-based public and private economic development firm which she founded.

In addition to her engineering work, Ms. Shah serves on several civic boards and commissions, including Commissioner for the White House Advisory Commission on Asian Americans, Native Hawaiians, and Pacific Islanders, Co-Chairperson the Council of Regents for Loyola University of Chicago, and Member of the M.I.T. Corporation Visiting Committee for Civil and Environmental Engineering. Additionally, she serves as Co-Chair of YPO Chicago and on the Board of MacLean-Fogg Companies as a member of the Finance and Audit Committee. Ms. Shah holds an M.S. from Massachusetts Institute of Technology and a B.S. from Northwestern University.

In connection with her appointment as director, Ms. Shah is entitled to compensation under the Company’s Director Compensation Program (the “Program”). Under the Program, Ms. Shah will receive an annual retainer for her service as a director of $65,000, paid quarterly in arrears, beginning with payment for the fourth quarter of 2022. In addition, Ms. Shah will receive an annual grant of restricted stock units with a value of $120,000 and a tandem dividend equivalent award at the same time as the other eligible directors under the Program. Each annual grant vests in full on the earlier of (i) the date of the first annual meeting of the Company’s stockholders following the grant date or (ii) the first anniversary of the grant date, subject to the director’s continued service on the vesting date. The foregoing description is qualified in its entirety by the terms of the Program. In connection with her appointment, the Board also approved an award of 2,557 additional restricted stock units and dividend equivalents to Ms. Shah in respect of her service as a director through the date of the Company’s next annual meeting. The award will vest on the date of such annual meeting, subject to Ms. Shah’s continued service on the vesting date.

There are no arrangements or understandings between Ms. Shah and any other person pursuant to which Ms. Shah was appointed as a director. There are no transactions involving Ms. Shah that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release issued on October 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: October 12, 2022	By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary